UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 19, 2015 (June 17, 2015)

Merge Healthcare Incorporated
(Exact name of registrant as specified in its charter)

Delaware	001–33006	39-1600938
(State of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

350 North Orleans Street, 1st Floor Chicago, Illinois	60654
(Address of Principal Executive Offices)	(ZIP Code)

(312) 565-6868
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Certificate of Amendment to the Articles of Incorporation; Amendment to the Bylaws

As discussed below in Item 5.07, at the Annual Meeting of Stockholders (the “Annual Meeting”) of Merge Healthcare Incorporated (the “Company”), the Company’s stockholders approved proposals to (i) amend the Company’s Certificate of Incorporation and Certificate of Designation of Series A Convertible Preferred Stock (the “Series A Preferred Stock”) to allow holders of Series A Preferred Stock to vote separately on matters which impact their relative rights and preferences, and (ii) amend the Company’s bylaws to provide for an exclusive forums provision requiring the types of claims specified in the amendment be brought in an Illinois court or a Delaware court, in each case as disclosed in the Company’s definitive Proxy Statement that was filed with the United States Securities and Exchange Commission on May 8, 2015.  Copies of the amendment of the Certificate of Incorporation, the amendment of the Certificate of Designation of Series A Preferred Stock and bylaws of the Company (as amended to reflect the addition of Article XI) are attached as Exhibits 3.1, 3.2 and 3.4, respectively, to this Current Report on Form 8–K, and are incorporated by reference herein.

In addition, on June 17, 2015, the holders of Series A Preferred Stock, acting separately as a class, approved an amendment of the Certificate of Designation of Series A Preferred Stock to eliminate the right of the holders of Series A Preferred Stock to require the Company to redeem any or all shares of Series A Preferred Stock at any time prior to August 25, 2015.  The Company filed a Certificate of Amendment of the Certificate of Designation of Series A Preferred Stock to reflect the elimination of this right.  The Certificate of Amendment of the Certificate of Designation of Series A Preferred Stock is attached as Exhibit 3.3 to this Current Report on Form 8–K, and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of the Company was held on June 17, 2015.  A total of 98,334,534 shares of voting stock were represented, either in person or by proxy, at the Annual Meeting.  Matters voted upon and the results of the voting are as set forth below:

Proposal 1:  Election of Directors.

The following number of shares were voted FOR and WITHHELD for the following seven (7) individuals to serve as directors on the Company’s Board of Directors until the next annual meeting of the stockholders, or otherwise as provided in our bylaws:

Name	Votes For	Votes Withheld	Result
Michael P. Cole	79,762,969	1,218,935	Elected
Justin C. Dearborn	79,947,886	1,034,018	Elected
William J. Devers Jr.	78,771,590	2,210,314	Elected
Michael W. Ferro, Jr.	78,778,131	2,203,773	Elected
Matthew M. Maloney	52,955,192	28,026,712	Elected
Richard A. Reck	76,467,833	4,514,071	Elected
Neele E. Stearns, Jr.	79,841,563	1,140,341	Elected

The results reported in this Item 5.07 include 18,290,047 broker non–votes with respect to Proposal 1.

Proposal 2:  Approval of the Merge Healthcare Incorporated 2015 Equity Incentive Plan.

The holders of 77,035,128 shares voted FOR the approval of the Merge Healthcare Incorporated 2015 Equity Incentive Plan; the holders of 3,787,678 shares voted AGAINST the approval and the holders of 159,098 shares ABSTAINED. The results reported in this Item 5.07 include 18,290,047 broker non–votes with respect to Proposal 2.  As a result, Proposal 2 was approved.

Proposal 3:  Stockholder Approval of an Amendment to Bylaws to Provide for an Exclusive Forums Provision.

The holders of 62,456,920 shares voted FOR stockholder approval of an amendment to the Company’s bylaws to provide for an exclusive forums provision; the holders of 18,348,189 shares voted AGAINST such approval and the holders of 176,795 shares ABSTAINED. The results reported in this Item 5.07 include 18,290,047 broker non–votes with respect to Proposal 3.  As a result, Proposal 3 was approved.

Proposal 4:  Stockholder Approval of the Removal of the Conversion Cap Limitation with Respect to the Conversion of our Series A Convertible Preferred Stock into Shares of our Common Stock.

The holders of 65,837,994 shares voted FOR stockholder approval of the removal of the conversion cap limitation with respect to the conversion of our Series A Preferred Stock into shares of our Common Stock; the holders of 15,164,055 shares voted AGAINST such approval and the holders of 291,711 shares ABSTAINED.  The results reported in this Item 5.07 include 17,978,191 broker non–votes with respect to Proposal 4.  As a result, Proposal 4 was approved.

Proposal 5:  Stockholder Approval of an Amendment to the Certificate of Incorporation and Certificate of Designation of the Company to Allow Holders of Preferred Stock to Vote Separately.

The holders of 61,683,455 shares voted FOR stockholder approval of an amendment to the Certificate of Incorporation and Certificate of Designation of the Company to allow holders of Series A Preferred Stock to vote separately on matters which impact their relative rights and preferences; the holders of 19,449,624 shares voted AGAINST such approval and the holders of 160,681 shares ABSTAINED.  The results reported in this Item 5.07 include 17,978,191 broker non–votes with respect to Proposal 5.  As a result, Proposal 5 was approved.

Proposal 6:  Ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the 2015 fiscal year.

The holders of 97,948,687 shares voted FOR ratification of our appointment of the firm BDO USA, LLP as our independent registered public accounting firm for the 2015 fiscal year; the holders of 1,099,417 shares voted AGAINST such ratification and the holders of 223,847 shares ABSTAINED.  As a result, Proposal 6 was approved.

No other business was brought before the Annual Meeting.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

3.1	Certificate of Amendment of Certificate of Incorporation of the Registrant.

3.2	Certificate of Amendment of Certificate of Designation of Series A Convertible Preferred Stock of the Registrant with respect to voting rights.

3.3	Certificate of Amendment of Certificate of Designation of Series A Convertible Preferred Stock of the Registrant with respect to redemption rights.

3.4	Bylaws of the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MERGE HEALTHCARE INCORPORATED

June 19, 2015	/s/ Justin C. Dearborn
By: Justin C. Dearborn
Title: Chief Executive Officer